Exhibit 99.1

Civista Bancshares, Inc. and The Farmers Savings Bank Announce Receipt of Regulatory Approvals for Proposed Merger

Sandusky, OH, October 14, 2025 — Civista Bancshares, Inc. ("Civista") (NASDAQ: CIVB) and The Farmers Savings Bank (“Farmers”) announced today that they have received all required approvals from the applicable bank regulatory agencies to complete the previously announced merger of Farmers with and into Civista Bank, a wholly owned subsidiary of Civista, subject to customary conditions and the applicable waiting period under federal banking law.

Pending the adoption and approval of the merger agreement by the Farmers shareholders at the meeting of shareholders to be held on November 4, 2025, and the satisfaction of certain other customary closing conditions under the merger agreement, the parties intend to close the transaction in November 2025, as soon as reasonably practicable following the Farmers shareholder meeting. The system conversion is expected to occur in the first quarter of 2026.

“We are pleased to have received regulatory clearance for this strategic partnership,” said Dennis G. Shaffer, CEO of Civista. “This merger represents a meaningful opportunity to expand our presence in Ohio and deliver enhanced value to our customers and communities.”

Upon completion of the merger, Farmers will be integrated into Civista Bank. The combined organization will operate under the Civista Bank brand and continue to provide community-focused banking services across its expanded footprint.

About Civista Bancshares, Inc. :

Civista Bancshares, Inc., is a $4.2 billion financial holding company headquartered in Sandusky, Ohio. Its primary subsidiary, Civista Bank, was founded in 1884 and provides full-service banking, commercial lending, mortgage, and wealth management services. Today, Civista Bank operates 42 locations across Ohio, Southeastern Indiana and Northern Kentucky. Civista Bank also offers commercial equipment leasing services for businesses nationwide through its Civista Leasing and Finance Division, headquartered in Pittsburgh, Pennsylvania. Civista Bancshares' common shares are traded on the NASDAQ Capital Market under the symbol "CIVB". Learn more at www.civb.com.

About The Farmers Savings Bank:

The Farmers Savings Bank is a $285 million commercial bank headquartered in Spencer, Ohio. Farmers operates two locations in Medina and Lorain Counties in Northeast Ohio. More information on Farmers may be accessed at www.fsb-spencer.com.

Important Additional Information and Where to Find It

The proposed merger will be submitted to the shareholders of Farmers for their consideration and approval. In connection with the proposed transaction, Civista has filed with the U.S. Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-4 that includes a joint proxy statement of Civista and Farmers and a prospectus of Civista (the “Proxy/Prospectus”), and Civista may file with the SEC other relevant documents concerning the proposed transaction. The definitive Proxy/Prospectus has been mailed to shareholders of Farmers. SHAREHOLDERS OF FARMERS ARE URGED TO READ THE REGISTRATION STATEMENT AND THE PROXY/PROSPECTUS REGARDING THE PROPOSED TRANSACTION CAREFULLY AND IN THEIR ENTIRETY AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BY CIVISTA, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS,

BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT CIVISTA, FARMERS AND THE PROPOSED TRANSACTION. BEFORE MAKING ANY VOTING DECISION, FARMERS SHAREHOLDERS SHOULD CAREFULLY REVIEW ALL OF THESE DOCUMENTS AND SHOULD NOT RELY ON THE INFORMATION CONTAINED HEREIN.

Civista and Farmers and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Farmers shareholders with respect to the proposed merger. Information regarding the directors and officers of Civista is available in the proxy statement for Civista’s 2025 annual meeting of shareholders, as filed with the SEC on March 10, 2025. Information about the directors and executive officers of Farmers regarding their interests and the interests of other persons who may be deemed participants in the transaction is set forth in the Proxy/Prospectus.

Investors and shareholders of Farmers may obtain copies at no charge of the Registration Statement on Form S-4 and the Proxy/Prospectus, and other documents filed with the SEC by Civista, through the website maintained by the SEC (www.sec.gov) and on the Investor Relations section of Civista’s website (www.civb.com). Investors and shareholders may also obtain copies of these documents at no charge by directing a request to Civista Bancshares, Inc., 100 East Water Street P.O. Box 5016, Sandusky, Ohio 44870, Attn: Dennis G. Shaffer, President and Chief Executive Officer.

This communication is not intended to, and shall not, constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of that jurisdiction.

Forward-Looking Statements

Certain matters set forth in this Current Report on Form 8-K may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements express management’s current expectations, estimates or projections of future events, results or long-term goals. All statements other than statements of historical fact, including statements regarding the proposed merger, are forward-looking statements. Forward-looking statements are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “intend,” “estimate,” “may,” “will,” “would,” “could,” “should” or other similar expressions. All statements in this Current Report on Form 8-K speak only as of the date they were made, and Civista undertakes no obligation to update any statement except to the extent required by law. Forward-looking statements are not guarantees of performance and are inherently subject to known and unknown risks, uncertainties and assumptions that are difficult to predict and could cause actual results or performance to differ from those expressed or implied by the forward-looking statements. Factors that could cause actual results or performance to differ from those discussed in the forward-looking statements include:

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risks related to the proposed merger with Farmers, including the risk that the partes may fail to complete the merger on the terms and timing currently contemplated or at all, and/or to realize the expected benefits of the merger;
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the risk that integration of Farmers may divert the attention of the management teams of Civista and Farmers and cause a loss of momentum in their ongoing businesses;
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the risk of unforeseen and underestimated liabilities of Farmers that may exist;
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business disruptions or loss of key employees in connection with the merger; and
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the other risks identified from time to time in Civista’s public filings with the SEC, including those risks identified in “Item 1A. Risk Factors” of Part I of Civista’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and in “Item 1A. Risk Factors” of Part II of Civista’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2025.

These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.

CONTACTS: Dennis G. Shaffer, President & CEO, at dgshaffer@civista.bank or (419) 625-4121.

Source: Civista Bancshares, Inc.